UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2010

MODERN RENEWABLE TECHNOLOGIES INC.
 (Exact Name of Registrant as Specified in Charter)

 Nevada
(State or Other Jurisdiction of Incorporation)

333-1133537
(Commission File Number)

35-2302128
 (I.R.S. Employer Identification No.)

13520 Oriental St.
Rockville, MD 20853
(Address of Principal Executive Offices)

(202) 536-5191
  (Issuer Telephone Number)

Copies to:
JPF Securities Law, LLC
19720 Jetton Road, Suite 300
Cornelius, NC 28031
(704) 897-8334 Tel
(980) 422-0334 Fax

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Form 8-K/A No. 1 is to amend the Current Report on Form 8-K filed by Modern Renewable Technologies, Inc. (the “Company”, “MRNZ”, or the “Registrant”) on September 17, 2010 (the “Original 8-K”) to correct the address of the principal executive offices of the Company.

MODERN RENEWABLE TECHNOLOGIES, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 9.01 Financial Statements and Exhibits

SIGNATURES

Exhibit 10.1 – Promissory Note by and between Modern Renewable Technologies, Inc. and JPF Securities Law, LLC (filed with the Form 8-K on September 21, 2010)

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Modern Renewable Technologies, Inc. (the “Company”, “MRNZ”, or the “Registrant”) has engaged in certain financing activities that have resulted in the creation of a direct financial obligation of the Company under an off-balance sheet arrangement. These transactions were entered into because MRNZ lacked adequate capital resources to pay for certain professional fees such as payment to special securities counsel. The direct financial obligations and/or off-balance sheet arrangements are as follows:

On September 17, 2010, the Company signed a Promissory Note with JPF Securities Law, LLC (“JPF”), stating that the Company promised to pay to the order of JPF the sum of SEVEN THOUSAND FIVE HUNDRED ($7,500) DOLLARS, with an interest rate of 10% per annum, payable on September 14, 2011. The Promissory Note is attached as Exhibit 10.1.

The interest shall be computed on a 365-day year or 366-day year as applicable and actual days lapsed. Payments under the Promissory Note shall be applied in the following order: (i) to the payment of interest on the Note; (ii) to the payment of costs and expenses which the Company is required to pay pursuant to the provisions of the Note; (iii) to the payment of outstanding principal.

Item 9.01  Financial Statements and Exhibits

Exhibit 10.1 – Promissory Note by and between Modern Renewable Technologies, Inc. and JPF Securities Law, LLC*

*filed with the Form 8-K on September 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 4, 2010	MODERN RENEWABLE TECHNOLOGIES, INC.

By: /s/ Randy White
Randy White
Principal Executive Officer

Exhibit Index

Exhibit 10.1 – Promissory Note by and between Modern Renewable Technologies, Inc. and JPF Securities Law, LLC*

*filed with the Form 8-K on September 21, 2010.